SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

June 28, 2012
Date of Report (Date of earliest event reported)

Hotel Outsource Management International, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	6719	13-4167393
(State or Other Jurisdiction of	Commission File	(I.R.S. Employer
Incorporation or Organization)	Number	Identification No.)

80 Wall Street, Suite 815, New York, New York	10005
(Address of Principal Executive Offices)	(Zip Code)

212-344-1600
Registrant’s telephone number, including area code

(Former Name or former Address, if Changed Since Last Report)

Item 5.01 – Entry into a Material Definitive Agreement

On October 5, 2010, HOMI Industries Ltd (“HOMI Industries”), which is a wholly owned subsidiary of Hotel Outsource Management International, Inc., entered into a loan agreement with Tomwood Limited, a BVI company (“Tomwood”). Pursuant to this agreement, Tomwood loaned HOMI Industries $2,000,000. This loan was made available to HOMI Industries in four equal installments of $500,000 each, from October 3, 2010 through July 1, 2011.

The Tomwood loan accrued interest at a rate of 10% per annum.  HOMI Industries had agreed to repay this loan in eight consecutive, quarterly payments, commencing as of September 30, 2013 and ending on June 30, 2015.

Pursuant to the October 5, 2010 loan agreement, until September 29, 2013, Tomwood had the right to convert all or any part of the principal sum of its loan to HOMI Industries into shares of the common stock of Hotel Outsource Management International, Inc. For a conversion occurring no later than September 29, 2012, the conversion would be at a price per share of $0.06, for a maximum of 33,333,333 shares (if the entire loan would be converted during that period). For a conversion occurring between September 29, 2012 and September 29, 2013, the conversion would be at a price per share of $0.08, for a maximum of 25,000,000 shares (if the entire loan would be converted during that period).  This loan agreement was amended on September 12, 2011 as follows:  for a conversion occurring no later than September 29, 2012, the conversion price per share would be $.04 for a maximum of 50,000,000 shares, and for a conversion occurring between September 29, 2012 and September 29, 2013, the conversion price per share would be $.06 for a maximum of 33,333,333 shares.

On June 5, 2012, Tomwood notified HOMI Industries of its offer to convert the entire $2,000,000 loan at a conversion price per share of $.0181.

On June 18, 2012, the board of directors of both HOMI Industries and HOMI, Inc. voted to accept the conversion offer, and on June 19, 2012 HOMI Industries and Tomwood amended the loan agreement to indicate the new conversion price, and HOMI consented to this amendment.  The revised agreement was executed on June 28, 2012, to take effect retroactively as of June 19, 2012.

As a result of the June 19, 2012 amendment to the original Tomwood loan agreement dated October 5, 2010, the Tomwood loan shall be converted into a total of 110,497,238 shares of HOMI, Inc. common stock.  Upon conversion of the loan, the loan shall be deemed paid in full, and any and all liens on HOMI assets used as security for the Tomwood loan shall be removed. The final payment of interest on the loan will be made at the end of June 2012, in respect of the second quarter of 2012 ending with the conversion of the loan.

Following the conversion of the Tomwood loan, Tomwood shall be the largest shareholder of HOMI, Inc.

Mr. Avraham Bahry, Chairman of HOMI’s Board of Directors, has entered negotiations with several third parties, regarding the possibility of selling his entire interest in HOMI, at the same price per share as the Tomwood loan conversion, $.0181.  Mr. Bahry recused himself from the board vote regarding the conversion of the Tomwood loan.

Item 9.01 –    Financial Statements and Exhibits

(d) Exhibits

Exhibit No.       Description

10.01	Amended Loan Agreement between HOMI Industries, Inc. and Tomwood Limited dated June 19, 2012 (signed June 28, 2012)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereto duly authorized.

January 28, 2013	Hotel Outsource Management International, Inc.

	By:	/s/ Jacob Ronnel
	Name:	Jacob Ronnel
	Title:	Chief Executive Officer

 Exhibit Index

Exhibit No.	Description of Exhibit
10.01	Amended Loan Agreement between HOMI Industries, Inc. and Tomwood Industries dated June 19, 2012 (signed June 28, 2012) Filed with Form 8-K on June 29, 2013